Exhibit 99.1

Multi-Color Declares Quarterly Dividend

CINCINNATI, OH – Wednesday, November 1, 2017 – Multi-Color Corporation (NASDAQ: LABL) announced today that its Board of Directors declared the Company’s quarterly cash dividend for the third quarter of fiscal year 2018. The dividend is a payment of five cents per common share, payable December 1, 2017, to shareholders of record at the close of business on November 15, 2017.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the proposed transactions between Multi-Color Corporation, Constantia Labels GmbH and their respective affiliates and the expected timing and completion of the transactions. Words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” “support,” and other similar expressions and the negative versions thereof are intended to identify forward-looking statements. Such statements are based upon the current beliefs and expectations of Multi-Color’s management and involve a number of significant risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the parties to the acquisition agreements. Actual results may differ materially from the results anticipated in these forward-looking statements. There can be no assurance as to the timing of the closing of the transactions, or whether the transactions will close at all. Any number of factors – many of which are beyond our control – could cause our performance to differ significantly from what is described in the forward-looking statements. These factors include, but are not limited to: the occurrence of any event, change or other circumstance that could result in the termination of the purchase agreement; the outcome of any legal proceedings that may be instituted against Multi-Color or others following announcement of the acquisition; the inability to satisfy the conditions to complete the acquisition (or to complete the acquisition on a timely basis); risks that the proposed transaction disrupts current operations or poses potential difficulties in employee retention or otherwise affects financial or operating results; the ability to recognize the benefits of the acquisition, including potential synergies and cost savings or the failure of the acquired company to achieve its plans and objectives generally; and legislative, regulatory and economic developments. For a more in-depth discussion of these and other factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in item 1A of Multi-Color’s Annual Report on Form 10-K for the year ended March 31, 2017 filed with the Securities and Exchange Commission (SEC). Multi-Color can give no assurance that any of the contemplated transactions will be completed or that the conditions to the acquisition will be satisfied. Multi-Color assumes no obligation to update or revise any forward looking information as a result of new information, developments or otherwise.

About Multi-Color (http://www.mcclabel.com)

Multi-Color, headquartered near Cincinnati, Ohio, with over 8,700 employees, is a leader in global label solutions supporting a number of the world’s most prominent brands including leading producers of Home and Personal Care, Food and Beverage, Wine and Spirits, Healthcare and Specialty Consumer Products. Multi-Color serves international brand owners in North, Central and South America, Europe, China, Southeast Asia, Australia, New Zealand, and Africa with a comprehensive range of the latest label technologies in Pressure Sensitive, Glue-Applied (Cut and Stack), In-Mold, Shrink Sleeve and Heat Transfer. Multi-Color is a public company trading on the NASDAQ Global Select Market Exchange (company symbol: LABL).

For additional information on Multi-Color, please visit http://www.mcclabel.com.

For more information, please contact: Sharon E. Birkett

Vice President and Chief Financial Officer

Multi-Color Corporation, (513) 345-5311